Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Houston, February 25, 2025 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean fueling, production, storage, and last mile delivery solutions for many of the world’s most recognized, high-performance brands, today announced financial results for the fourth quarter and full year ended December 31, 2024.

FOURTH QUARTER 2024 HIGHLIGHTS

●	Net income of $2.1 million
●	Adjusted EBITDA of $4.0 million
●	Adjusted EBITDA margin of 23.2%
●	Cash flow from operations of $2.2 million
●	$9.0 million of cash and $4.3 million of availability under credit agreements as of December 31, 2024

FULL-YEAR 2024 HIGHLIGHTS

●	Net income of $4.6 million
●	Adjusted EBITDA of $11.8 million
●	Adjusted EBITDA margin of 16.1%
●	Cash flow from operations of $13.7 million

MANAGEMENT COMMENTARY

"Our fourth-quarter results marked the culmination of a strong year for Stabilis, a performance highlighted by year-over-year margin expansion, increased cash generation, and improved profitability,” stated Casey Crenshaw, Executive Chairman and Interim President & Chief Executive Officer. “"Over the past year, we prioritized asset optimization and system efficiency, strengthening our position to accelerate growth with incremental contracts and customers.”

“At a strategic level, we’ve continued to expand our small-scale LNG solutions platform to support both legacy and growth markets,” continued Crenshaw. “In 2024, more than 80% of our capital expenditures were directed toward growth investments designed to further enhance our manufacturing and logistics capabilities as we ramp to support further commercial expansion in the years ahead. As always, we continue to foster a culture of safety, reliability, and performance excellence across the organization.”

“Operating cash flow more than doubled on a year-over-year basis in 2024, driven by improved utilization of our Texas LNG liquefaction facility, and revenue growth within our aerospace and marine markets,” stated Andy Puhala, Chief Financial Officer. “At year-end, we had $13.3 million in cash and availability under our credit agreements and remain well capitalized to support the business entering 2025 and we are actively engaged with potential debt and project financing partners for strategic, growth capital needs.”

“Stabilis is in the early innings of an exciting, multi-year value creation journey,” concluded Crenshaw. “Looking ahead, we intend to build upon over a decade of LNG experience and success as we capitalize on increased demand for LNG solutions across our diverse end markets.”

STRATEGIC AND OPERATIONAL UPDATE

●

Strong competitive position within targeted, growth markets. Since the fourth quarter of last year, Stabilis’ revenue mix in high-growth marine and aerospace end-markets increased from 14% of total revenue to nearly 50% in the fourth quarter of 2024. The Company is uniquely positioned as an incumbent small-scale LNG supplier of choice in these markets given its turn-key solutions offering, which includes production, storage, transportation, and fueling services.

●

Deploying capital toward growth-oriented investments. During 2024, the Company invested $7.4 million in growth capital, representing more than 80% of its total capital investment for the year. The Company’s growth investments continue to focus on expanding capabilities, including in support of growth opportunities in both the Marine and Aerospace end-markets.

FOURTH QUARTER AND FULL YEAR 2024 CONFERENCE CALL AND WEBCAST

Stabilis will host a conference call on Wednesday February 26, 2025, at 9:00 am ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	800-267-6316
International Live:	203-518-9783
Conference ID:	SLNGQ424

To listen to a replay of the teleconference, which will be available through March 5, 2025:

Domestic Live:	800-839-0861
International Live:	402-220-0661

ABOUT STABILIS SOLUTIONS

Stabilis Solutions is a leading provider of clean fueling, production, storage, and last mile delivery solutions for many of the world’s most recognized, high-performance brands. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Revenues:
Revenues	$17,298	$17,627	$18,049	$73,293	$73,114
Operating expenses:
Costs of revenues	12,367	12,638	12,008	52,069	54,919
Change in unrealized loss (gain) on natural gas derivatives	11	13	(219)	(310)	(541)
Selling, general and administrative expenses	1,941	3,035	3,469	11,763	12,893
Gain from disposal of fixed assets	(460)	(102)	(221)	(761)	(1,223)
Depreciation expense	1,802	1,776	1,872	7,146	7,878
Total operating expenses	15,661	17,360	16,909	69,907	73,926
Income (loss) from operations before equity income	1,637	267	1,140	3,386	(812)
Net equity income from foreign joint venture operations:
Net equity income from foreign joint venture operations	556	516	377	1,564	1,691
Income from operations	2,193	783	1,517	4,950	879
Other income (expense):
Interest income (expense), net	7	81	(19)	112	(256)
Interest expense, net - related parties	—	—	(7)	—	(78)
Other income (expense)	7	10	(49)	22	(176)
Total other income (expense)	14	91	(75)	134	(510)
Net income before income tax expense	2,207	874	1,442	5,084	369
Income tax expense (benefit)	101	(123)	20	485	244
Net income	2,106	997	1,422	4,599	125

Net income per common share:
Basic and diluted per common share	$0.11	$0.05	$0.08	$0.25	$0.01

EBITDA	$4,002	$2,569	$3,340	$12,118	$8,581
Adjusted EBITDA	$4,013	$2,582	$2,900	$11,808	$6,817

Stabilis Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$8,987	$5,374
Accounts receivable, net	6,239	7,752
Inventories, net	345	169
Prepaid expenses and other current assets	1,902	1,677
Total current assets	17,473	14,972
Property, plant and equipment:
Cost	117,246	110,646
Less accumulated depreciation	(65,518)	(61,167)
Property, plant and equipment, net	51,728	49,479
Goodwill	4,314	4,314
Investments in foreign joint ventures	11,659	12,009
Right-of-use assets and other noncurrent assets	410	525
Total assets	$85,584	$81,299
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,667	$5,707
Accrued liabilities	3,566	4,166
Current portion of long-term notes payable	2,010	1,682
Current portion of finance and operating lease obligations	384	164
Total current liabilities	11,627	11,719
Long-term notes payable, net of current portion and debt issuance costs	6,848	7,747
Long-term portion of operating lease obligations	101	21
Total liabilities	18,576	19,487
Commitments and contingencies
Stockholders’ Equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,585,014 and 18,573,391 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	19	19
Additional paid-in capital	103,214	102,057
Accumulated other comprehensive loss	(578)	(18)
Accumulated deficit	(35,647)	(40,246)
Total stockholders' equity	67,008	61,812
Total liabilities and stockholders' equity	$85,584	$81,299

Stabilis Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended			Twelves Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$2,106	$997	$1,422	$4,599	$125
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,802	1,776	1,872	7,146	7,878
Stock-based compensation expense	82	293	387	1,166	2,082
Bad debt expense	14	20	—	102	—
Gain on disposal of assets	(460)	(102)	(221)	(761)	(1,223)
Income from equity investment in joint venture	(608)	(575)	(431)	(1,770)	(1,897)
Distributions from equity investment in joint venture	—	—	412	1,716	1,225
Cash settlements from natural gas derivatives, net	—	—	—	(359)	—
Realized and unrealized (gains) losses from natural gas derivatives, net	29	93	32	152	572
Changes in operating assets and liabilities:
Accounts receivable	(455)	109	(1,617)	1,390	4,019
Prepaid expenses and other current assets	12	177	513	820	1,461
Accounts payable and accrued liabilities	(523)	(22)	(1,084)	(678)	(7,717)
Other	172	(211)	47	170	187
Net cash provided by operating activities	2,171	2,555	1,332	13,693	6,712
Cash flows from investing activities:
Acquisition of fixed assets	(5,585)	(1,312)	(1,270)	(9,146)	(10,252)
Proceeds from sale of fixed assets	460	102	1,255	841	1,255
Proceeds from notes receivable, related to prior sale of Brazil	185	—	87	185	87
Net cash provided by (used in) investing activities	(4,940)	(1,210)	72	(8,120)	(8,910)
Cash flows from financing activities:
Payments on short- and long-term notes payable	(625)	(405)	(319)	(1,905)	(1,179)
Payments on notes payable from related parties	—	—	(622)	—	(2,435)
Payment of debt issuance costs	—	—	—	—	(108)
Employee tax payments from restricted stock withholdings	—	—	—	(9)	(162)
Net cash used in financing activities	(625)	(405)	(941)	(1,914)	(3,884)
Effect of exchange rate changes on cash	(12)	(30)	(3)	(46)	5
Net increase (decrease) in cash and cash equivalents	(3,406)	910	460	3,613	(6,077)
Cash and cash equivalents, beginning of period	12,393	11,483	4,914	5,374	11,451
Cash and cash equivalents, end of period	$8,987	$12,393	$5,374	$8,987	$5,374

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings from continuing operations before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the United States of America (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net income	$2,106	$997	$1,422	$4,599	$125
Depreciation	1,802	1,776	1,872	7,146	7,878
Interest expense, net	(7)	(81)	26	(112)	334
Income tax expense	101	(123)	20	485	244
EBITDA	4,002	2,569	3,340	12,118	8,581
Special items*	11	13	(440)	(310)	(1,764)
Adjusted EBITDA	$4,013	$2,582	$2,900	$11,808	$6,817

*

Special items for all periods presented consist of adjustments related to unrealized (gain)/loss on natural gas derivatives. The three months and year ended December 31, 2023 also include a subtraction of $0.2 million and $1.2 million, respectively for gains recognized on proceeds received related to property insurance claims.

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Investor Contact:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com